Exhibit 10.1

THIS AGREEMENT (this “Agreement”), dated as of November 3, 2008, is by and among ISONICS CORPORATION, a California corporation (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (“YA Global”)

                    WHEREAS, on June 13, 2008 the parties hereto entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”);

                    WHEREAS, the Securities  Purchase Agreement provides for a Second Closing and a Third Closing (each as defined in the Securities Purchase Agreement);

                    WHEREAS, the conditions to the Second and Third Closing have not been met

                    WHEREAS, the Company has requested and YA Global has agreed to consummate the Second and Third Closing in consideration of certain additional agreements as contained herein;

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1.               COMPANY ACKNOWLEDGMENTS AND RELEASE.

a.               Acknowledgement of Obligations.  The Company hereby acknowledges, confirms and agrees that as of the date hereof, the Company is indebted to YA Global under the following:

•                  Secured Convertible Debenture (No. CCP-2) issued on June 5, 2006, by Isonics Corporation (the “Company”) in the amount of $3,000,000 to YA Global Investments, L.P. (f/k/a Cornell Capital Partners L.P.) (“YA Global”), which was amended and restated on June 13, 2006, as Secured Convertible Debenture (No. CCP-4) (“Debenture CCP-4”) and which was further amended and restated on June 13, 2008 into a term note in the amount of $3,000,000;

•                  Term Note, dated June 13, 2008, issued by the Company in the amount of $602,136.99 to YA Global and representing interest accrued on Debenture CCP-4;

•                  Secured Convertible Debenture (No. CCP-5) issued on November 16, 2006, by the Company in the amount of $3,000,000 to YA Global (“Debenture CCP-5”) which was amended and restated on June 13, 2008 into a term note in the amount of $2,970,000;

•                  Term Note, dated June 13, 2008, issued by the Company in the amount of $520,246.85 to YA Global and representing interest accrued on Debenture CCP-5;

•                  Secured Convertible Debenture (No. CCP-1) issued on May 31, 2006, by the Company in the amount of Ten Million Dollars ($10,000,000) to YA Global and on June 13, 2006, which was amended and restated as Secured Convertible Debenture (No. CCP-3) and further amended on June 13, 2008 by Amendment No. 1 thereto;

•                  Secured Convertible Debenture (No. CCP-2007-1) issued on April 11, 2007, by the Company in the amount of Two Million Dollars ($2,000,000) to YA Global and amended on June 13, 2008 by Amendment No. 1 thereto; and

•                  Term Note, dated June 13, 2008, issued by the Company in the amount of $1,175,000 to YA Global (the “Term Note”).

b.              Acknowledgement of Security Interests.  The Company hereby acknowledges, confirms and agrees that YA Global has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Pledged Property heretofore granted to YA Global pursuant to the following:

•                  Security Agreement between the Company and YA Global dated May 30, 2006;

•                  Security Agreement between Isonics Homeland Security and Defense Corporation, a wholly owned subsidiary of the Company and YA Global dated May 30, 2006;

•                  Security Agreement between Protection Plus Corporation, a wholly owned subsidiary of the Company, and YA Global dated May 30, 2006;

•                  Security Agreement between Isonics Vancouver, Inc., a wholly owned subsidiary of the Company, and YA Global dated May 30, 2006;

•                  Security Agreement between the Company and the subsidiaries of the Company listed therein in favor of YA Global dated June 13, 2008; and

•                  in the Pledged Shares heretofore granted to YA Global pursuant to the Pledge and Escrow Agreement among the Company, David Gonzalez, Esq. and YA Global dated April 10, 2007, or otherwise granted to or held by YA Global.

c.               Confirmation and Release. YA Global hereby represents and warrants to the Company that to the best of its knowledge it has complied with its obligations under all prior agreements (including, without limitation, debentures, warrants, securities purchase agreements and security agreements) between YA Global and the Company and, in connection therewith, has made no misrepresentation to the Company and has complied with all of its legal requirements (the “Confirmation”). In consideration thereof, the Company does hereby agree to, on behalf of itself and its agents, representatives, attorneys, assigns, heirs, subsidiaries, executors and administrators (collectively, “Company Parties”) RELEASE AND FOREVER DISCHARGE YA Global and its subsidiaries and its respective affiliates, parents, joint ventures, officers, directors, shareholders, interest holders, members, managers, employees, consultants, representatives, successors and assigns, heirs, executors and administrators (collectively, “Buyer Parties”) from all causes of action, suits, debts, claims and demands whatsoever known or unknown, at law, in equity or otherwise, which the Company Parties ever had or now has, and any claims for reasonable attorneys’ fees and costs, and including, without limitation, any claims relating to fees, penalties, liquidated damages, and indemnification for losses, liabilities and expenses.  Based upon and subject to the Confirmation, the release contained in this Section is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, or implied or express contract.  It is expressly understood and agreed that this release shall operate as a clear and unequivocal waiver by the Company Parties of any such claim whatsoever.

2.               COMPANY COVENANTS.

a.               Liquidation of Assets. In consultation with YA Global and its representatives, the Company will investigate the possibility of liquidating certain of its assets and divisions to provide working capital to the Company and to pay down a portion of the Company’s indebtedness to YA Global.

b.              Synergistic Business Opportunities. In consultation with and with the assistance of YA Global, Isonics agrees that it will pursue a strategy directed toward the acquisition of other businesses compatible and synergistic with its subsidiary Protection Plus Security Corporation.

c.               Use of Proceeds. The Company will use the proceeds from Second and Third Closing for working capital purposes, which, for the avoidance of doubt, will not include the payments of bonuses, severance, accrued but unused paid time off or deferred compensation to any current or former officers of directors of the Company or its subsidiaries.

d.              Bonuses, Accrued and Unused Paid Time Off, Severance, Deferred Compensation.  With regard to any current or former officers or directors of the Company and its subsidiaries, the Company will not (i) pay bonuses, pay severance, reimburse for deferred compensation or reimburse for accrued and unused paid time off unless YA Global consents and (ii) enter into any agreements to distribute bonuses, pay severance, reimburse for deferred compensation or reimburse for accrued and unused paid time off unless such agreement states that any such payments and reimbursements are subject to the Buyer(s) consent.

e.               Director Vacancies.  The Company will cause any vacancies on the Company’s Board of Directors, including, without limitation, the vacancy created by the resignation of John Sakys tendered to the Company on October     , 2008, to be filled by a person acceptable to YA Global in its sole discretion.

3.               YA GLOBAL COVENANTS.

a.               To the extent the Company directly or indirectly sells any assets (whether as a sale or a transfer in lieu of foreclosure or other business combination) (individually or as a group) for a total resulting in cash proceeds of more than $3,000,000 or otherwise obtains cash assets of more than $3,000,000, YA Global will release its security interest to the extent necessary to permit a portion of the net proceeds to be paid as follows:

i.                   To John Sakys as Severance (as defined in the Amended and Restated Employment Agreement, dated the date hereof, between the Company and John Sakys (the “Sakys Agreement”)) and as PTO (as defined in the Sakys Agreement) pursuant to the terms of the Sakys Agreement.

ii.                To Gregory Meadows as Severance (as defined in the Amended and Restated Employment Agreement, dated the date hereof, between the Company and Gregory Meadows (the “Meadows Agreement”)) and as PTO (as defined in the Meadows Agreement) pursuant to the terms of the Meadows Agreement.

iii.             To Nick Tsimenakis as Severance (as defined in the Amended and Restated Employment Agreement, dated the date hereof, between the Company and Nick Tsimenakis (the “Tsimenakis Agreement”)) and as PTO (as defined in the Tsimenakis Agreement).

iv.            To Peter Christiansen as deferred compensation pursuant to the terms of the letter agreement, dated the date hereof, from the Company to Peter Christiansen (the “Christiansen Letter”).

b.              To the extent the Company directly or indirectly sells any assets (whether as a sale or a transfer in lieu of foreclosure or other business combination) (individually or as a group) for a total resulting in cash proceeds of more than $5,000,000 or otherwise obtains cash assets of more than $5,000,000, YA Global will release its security interest to the extent necessary to permit a portion of the net proceeds to be paid to Chris Toffales as Severance (as defined in the Amendment and Restated Executive Employment Agreement, dated the date hereof, between the Company and Chris Toffales (the “Toffales Agreement” and together with the Sakys Agreement, the Meadows Agreement, the Tsimenakis Agreement and the Christiansen Letter, the “Employment Agreements”)) pursuant to the terms of the Toffales Agreement.  To the extent the Company directly or indirectly sells any assets (whether as a sale or a transfer in lieu of foreclosure or other business combination) (individually or as a group) for a total resulting in net cash proceeds of more than $3,000,000, YA Global will release its security interest in proceeds to the extent necessary to permit a portion of the net proceeds to be paid to Chris Toffales as PTO (as defined in the Toffales Agreement) and Deferred Compensation pursuant to the terms of the Toffales Agreement.

4.               COMPANY REPRESENTATIONS AND WARRANTIES.

a.               The representations and warranties of the Company set forth in the Securities Purchase Agreement are hereby incorporate by reference.  The Company hereby represents and warrants that except as otherwise disclosed on a disclosure schedule attached hereto or as set forth in the SEC Documents (as defined in the Securities Purchase Agreement), such representations and warranties are true and correct on the date hereof (except for representations and warranties that speak as of a specific date).

b.              The Company represents and warrants to YA Global that the Company has provided YA Global with true and correct copies of each of the Employment Agreements and all information contained therein (including without limitation, the amount of accrued PTO) is true and correct.

5.               YA GLOBAL REPRESENTATIONS AND WARRANTIES.  The representations and warranties of YA Global set forth in the Securities Purchase Agreement are hereby incorporate by reference.  YA Global hereby represents and warrants that except as otherwise disclosed on a disclosure schedule attached hereto, such representations and warranties are true and correct on the date hereof (except for representations and warranties that speak as of a specific date).

6.               EVENT OF DEFAULT. The parties hereto acknowledge and agree that this Agreement shall be considered a Transaction Document (as defined in the Securities Purchase Agreement) and, among other things, a breach of this Agreement will constitute an Event of Default (as defined in the Term Note).

7.               FEES AND EXPENSES. Upon the consummation of the Second and Third Closing, the Company shall place into escrow $22,500 (the “Monitoring Fees”), directly from the proceeds of the Second and Third Closing.  Such Monitoring Fees shall be Escrow Funds and be treated pursuant to the Escrow Agreement (each as defined in the Securities Purchase Agreement).

8.               DISCLOSURE.  The Company shall disclose the contents of this Agreement on a Form 8-K or such other form as may be applicable within four business days of the date hereof.

9.               PROVISIONS OF GENERAL APPLICATION

a.               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This letter shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of this letter.

b.              Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Agreement and the other Transaction Documents, the terms of this Agreement shall control.  The Transaction Documents and this Agreement shall be read and construed as one agreement.

c.               Governing Law.  This Agreement shall be interpreted according to the laws of the State of New Jersey and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Any notices, demands, consents, other writings or communications permitted or required by this Agreement shall be given in the manner and to the address as set forth in the Transaction Documents.

d.              Mutual Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE BETWEEN FACTOR AND CLIENT ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FACTORING DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

e.               Successors and Assigns. This letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, trustees, successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ISONICS CORPORATION

By:	/s/
Name:	Chris Toffales
Title:	Chief Executive Officer

YA GLOBAL INVESTMENTS, LP

By:	Yorkville Advisors, LLC
Its:	Investment Manager

	By:	/s/
Name:
Title: